AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1 to Agreement and Plan of Merger, dated November 12, 2002 (this "Amendment"), by and among Valhi, Inc., a Delaware corporation ("Valhi"), Valhi Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Valhi ("Sub"), and Tremont Corporation, a Delaware corporation ("Tremont"), and will amend the Agreement and Plan of Merger, dated as of November 4, 2002, among Valhi, Sub and Tremont (the "Merger Agreement").

     WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement to clarify their mutual intent relating thereto.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

     1. The second recital of the Merger Agreement is restated to read in its entirety as follows:

          "WHEREAS, it is intended that, for Federal income tax purposes, the Merger followed by the LLC Merger (as defined below) shall be a tax-free reorganization as described in the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the holders of common stock, par value $1.00 per share ("Tremont Common Stock"), of Tremont, other than Valhi and Tremont Group, Inc., a Delaware corporation ("TGI")."

     2. Section 2.1(a) of the Merger Agreement is restated to read in its entirety as follows:

          "(a) Cancellation of Treasury Stock and Valhi-Owned Stock. Each share of Tremont Common Stock (i) that is owned by Valhi, (ii) that is held by Tremont as treasury stock and (iii) that is owned by TGI shall, in each case, automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor."

     3. Section 3.15 of the Merger Agreement is restated to read in its entirety as follows:

          "Section 3.15 Certain Tax Matters. Neither Valhi nor, to Valhi's knowledge, any other person, has taken or agreed to take any action that could reasonably be expected to prevent the Merger followed by the LLC Merger from constituting a "reorganization" under Section 368(a) of the Code with respect to the holders of Tremont Common Stock other than Valhi and TGI. Valhi is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent such qualification."

     4. Section 5.14 of the Merger Agreement is restated to read in its entirety as follows:

          "Section 5.14 Tax-Free Transaction. From and after the date of this Agreement, each party hereto shall use its reasonable commercial efforts to cause the Merger followed by the LLC Merger to qualify, and shall not take, or cause to be taken, any actions that could reasonably be expected to prevent the Merger followed by the LLC Merger from qualifying as a "reorganization" under Section 368(a) of the Code with respect to the holders of Tremont Common Stock other than Valhi and TGI."

     5. The following Section 5.15 is added to the Merger Agreement:

          "Section 5.15 Other Transactions. Valhi shall cause the TGI Merger to be consummated prior to the Effective Time and shall cause the LLC Merger to be consummated as soon as practicable after the Effective Time."

     6. Section 6.2(g) of the Merger Agreement is restated to read in its entirety as follows:

          "(g) Tax Opinion. Valhi and Sub shall have received an executed copy of a tax opinion of Locke Liddell & Sapp LLP, Valhi's legal counsel, to the effect that the Merger followed by the LLC Merger will constitute a reorganization within the meaning of Section 368(a) of the Code with respect to the holders of Tremont Common Stock other than Valhi and TGI and a complete liquidation of Tremont under Section 332 of the Code with respect to Valhi."

     7. Section 6.3(g) of the Merger Agreement is restated to read in its entirety as follows:

          "(g) Tax Opinion. Tremont shall have received an executed copy of a tax opinion of Piper Rudnick LLP, legal counsel to the Special Committee of the Board of Directors of Tremont, to the effect that the Merger followed by the LLC Merger will constitute a reorganization within the meaning of
     Section 368(a) of the Code with respect to shareholders of Tremont other than Valhi or TGI."

     8. The following Section 6.3(j) is added to the Merger Agreement:

          (j) Closing of the TGI Merger. The TGI Merger shall have become effective.


     9. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.



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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be signed by their respective duly authorized officers as of the date first above written.

                                    VALHI, INC.


                              By:   /s/ Bobby D. O'Brien
                                    ----------------------------------------
                                    Bobby D. O'Brien
                                    Vice President, Chief Financial Officer and
                                     Treasurer

                                    VALHI ACQUISITION CORP.


                           By:      /s/ Bobby D. O'Brien
                                    ----------------------------------------
                                    Bobby D. O'Brien
                                    Vice President, Chief Financial Officer and
                                     Treasurer

                                    TREMONT CORPORATION


                           By:      /s/ Robert E. Musgraves
                                    -----------------------------------------
                                    Robert E. Musgraves
                                    Vice President, General Counsel and
                                     Secretary